Exhibit 99.1

Gamida Cell Appoints Abigail L. Jenkins as President and
Chief Executive Officer, Bringing Broad Leadership Experience in
Commercializing Innovative Therapies

●     Julian Adams, Ph.D., to Retire and Remain on the Board as Planned Succession

Boston, Mass. – September 19, 2022 – Gamida Cell Ltd. (Nasdaq: GMDA), the global leader in the development of NAM-enabled cell therapies for patients with hematologic and solid cancers and other serious diseases, today announced that Abigail “Abbey” L. Jenkins, MS, has joined as President & CEO. Ms. Jenkins has also been appointed to Gamida Cell’s Board of Directors. Ms. Jenkins succeeds Julian Adams, Ph.D., who is retiring in accordance with planned succession and will continue to serve on the company’s Board of Directors.

“Abbey is an inspiring leader who brings to Gamida Cell an expertise in building and scaling organizations as they mature through commercialization alongside continued advancement of innovations in R&D. In addition, she is skilled in corporate strategy and is highly respected by her colleagues for her commitments to build strong company cultures focused on patient centric missions” said Robert Blum, Chairman of Gamida Cell’s Board of Directors. “On behalf of Gamida Cell’s Board, we welcome Abbey and thank Julian for his longstanding commitment to the company’s science and values during a pivotal time during which the company achieved major milestones including the submission of the BLA for omidubicel and the initiation of the clinical development of GDA-201. We look forward to his continued service and scientific counsel to the Board.”

Ms. Jenkins brings over 20 years of leadership experience in the biopharmaceutical industry delivering life-enhancing therapies from research to commercialization for patients in need. She served as the Chief Commercial and Business Officer at Lyndra Therapeutics, where she established and led global commercial, business development, corporate strategy and portfolio management across multiple therapeutic areas. Prior to Lyndra, she served as Senior Vice President and Business Unit Head of Vaccines at Emergent BioSolutions, where she oversaw the company’s largest therapeutic division from discovery through commercialization. Ms. Jenkins also served as Chief Commercial Officer and U.S. Business Head at Aquinox Pharmaceuticals. Additionally, she has held senior commercial and business development positions at Relypsa, Actavis, Pfizer and Medimmune/AZ.

Ms. Jenkins holds a Master of Science in biotechnology and biotech business enterprise from The Johns Hopkins University, a Bachelor of Arts in psychology and biology from Indiana University, and a certificate of achievement in General Management as a Kellogg Executive Scholar. In September, she was recognized by PharmaVoice as one of the top 100 Most Inspiring Leaders, Disrupter category, for change-agents who are defining excellence in leadership in the biopharma industry.

“I am excited to lead Gamida Cell as we work to fulfill our mission of creating cures for blood cancers and serious hematologic diseases. Under Julian’s leadership, the team has built a strong pipeline of next-generation cell therapies that hold the potential to meaningfully change the future of cancer care for patients and healthcare providers,” said Ms. Jenkins. “Our next goal will be to successfully deliver the first-ever allogeneic hematopoietic stem cell therapy, omidubicel, to market if approved and which we believe can expand access and eligibility for cancer patients in need of a stem cell transplant as well as reduce the overall burden on healthcare resources.”

“It has been a distinct honor and a privilege to discover and develop novel medicines over the course of my 40-year career and to serve this company as its CEO these past five years,” said Dr. Adams. “I wish to thank all my Gamida Cell colleagues for their unwavering support as well as their extraordinary efforts to bring our science of NAM-enabled cell therapies closer to benefiting patients with hematologic malignancies. Today, Gamida Cell is in a position of strength, with excellent prospects for the future.”

About NAM Technology

Our NAM-enabling technology is designed to enhance the number and functionality of targeted cells, enabling us to pursue a curative approach that moves beyond what is possible with existing therapies. Leveraging the unique properties of NAM (nicotinamide), we can expand and metabolically modulate multiple cell types — including stem cells and natural killer cells — with appropriate growth factors to maintain the cells’ active phenotype and enhance potency. Additionally, our NAM technology improves the metabolic fitness of cells, allowing for continued activity throughout the expansion process.

About Omidubicel

Omidubicel is a NAM-enabled cell therapy candidate developed as a potential life-saving allogeneic hematopoietic stem cell (bone marrow) transplant for patients with blood cancers. Omidubicel demonstrated a statistically significant reduction in time to neutrophil engraftment in comparison to standard umbilical cord blood in an international, multi-center, randomized Phase 3 study (NCT0273029) in patients with hematologic malignancies undergoing allogeneic bone marrow transplant. The Phase 3 study also showed reduced time to platelet engraftment, reduced infections and fewer days of hospitalization. One-year post-transplant data showed sustained clinical benefits with omidubicel as demonstrated by significant reduction in infectious complications as well as reduced non-relapse mortality and no significant increase in relapse rates nor increases in graft-versus-host-disease (GvHD) rates. Omidubicel is the first stem cell transplant donor source to receive Breakthrough Therapy Designation from the FDA and has also received Orphan Drug Designation in the US and EU.

The BLA for omidubicel has been assigned a Prescription Drug User Fee Act (PDUFA) target action date of January 30, 2023. If approved, omidubicel will be the first allogeneic advanced stem cell therapy donor source for patients with blood cancers in need of a stem cell transplant.

Omidubicel is an investigational therapy, and its safety and efficacy have not been established by the FDA or any other health authority. For more information about omidubicel, please visit https://www.gamida-cell.com.

About Gamida Cell

Gamida Cell is pioneering a diverse immunotherapy pipeline of potentially curative cell therapy candidates for patients with solid tumor and blood cancers and other serious blood diseases. We apply a proprietary expansion platform leveraging the properties of NAM to allogeneic cell sources including umbilical cord blood-derived cells and NK cells to create therapy candidates with potential to redefine standards of care. These include omidubicel, an investigational product with potential as a life-saving alternative for patients in need of bone marrow transplant, and a line of modified and unmodified NAM-enabled NK cells targeted at solid tumor and hematological malignancies. For additional information, please visit www.gamida-cell.com or follow Gamida Cell on LinkedIn, Twitter, Facebook or Instagram at @GamidaCellTx.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to timing of initiation and progress of, and data reported from, the clinical trials of Gamida Cell’s product candidates (including omidubicel), regulatory filings submitted to the FDA (including the potential timing of the FDA’s review and approval of the BLA for omidubicel), timing of commercialization efforts, and the potentially life-saving or curative therapeutic and commercial potential of Gamida Cell’s product candidates (including omidubicel).. Any statement describing Gamida Cell’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to a number of risks, uncertainties and assumptions, including those related to the impact that the COVID-19 pandemic could have on our business, and including the scope, progress and expansion of Gamida Cell’s clinical trials and ramifications for the cost thereof; clinical, scientific, regulatory and technical developments; and those inherent in the process of developing and commercializing product candidates that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such product candidates. In light of these risks and uncertainties, and other risks and uncertainties that are described in the Risk Factors section and other sections of Gamida Cell’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on August 15, 2022, and other filings that Gamida Cell makes with the SEC from time to time (which are available at http://www.sec.gov), the events and circumstances discussed in such forward-looking statements may not occur, and Gamida Cell’s actual results could differ materially and adversely from those anticipated or implied thereby. Although Gamida Cell’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Gamida Cell. As a result, you are cautioned not to rely on these forward-looking statements.

For investors:

Courtney Turiano

Stern Investor Relations, Inc.

Courtney.Turiano@sternir.com

1-212-362-1200

For media:

Heather DiVecchia

Director, IR and Corporate Communications

Heather@gamida-cell.com

1-617-892-9083

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